EXHIBIT 23.4

CONSENT OF ERNST & YOUNG LLP

EXHIBIT 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Financial Statements” and to the use of our reports dated February 18, 2004 on the consolidated financial statements and schedule of Wells Real Estate Investment Trust, Inc.; dated September 26, 2002 on the Statement of Revenues Over Certain Operating Expenses for the IRS Long Island Buildings; dated October 21, 2002 on the Statement of Revenues Over Certain Operating Expenses for the Harcourt Austin Building; dated November 26, 2002 on the Statement of Revenues Over Certain Operating Expenses for the NASA Buildings; dated November 26, 2002 on the Statement of Revenues Over Certain Operating Expenses for the Caterpillar Nashville Building; dated January 21, 2003 on the Statement of Revenues Over Certain Operating Expenses for the Nestle Building; dated May 5, 2003 on the Statement of Revenues Over Certain Operating Expenses for the US Bancorp Minneapolis Building; dated May 9, 2003 on the Statement of Revenues Over Certain Operating Expenses for the Aon Center Chicago Building; dated August 8, 2003 on the Statement of Revenues Over Certain Operating Expenses for the Cingular Atlanta Building; dated August 14, 2003 on the Statement of Revenues Over Certain Operating Expenses for the Lockheed Martin Rockville Buildings; dated August 20, 2003 on the Statement of Revenues Over Certain Operating Expenses for the Aventis Northern NJ Building; dated September 19, 2003 on the Statement of Revenues Over Certain Operating Expenses for the AIU Chicago Building; dated December 29, 2003 on the Statement of Revenues Over Certain Operating Expenses for the Bank of America Orange County Building; dated December 29, 2003 on the Statement of Revenues Over Certain Operating Expenses for the 1901 Market Street Philadelphia Building; and dated January 13, 2004 on the Statement of Revenues Over Certain Operating Expenses for the 60 Broad Street New York Building, in Post-Effective Amendment No. 8 to the Registration Statement (Form S-11 No. 333-85848) and related Prospectus of Wells Real Estate Investment Trust, Inc. for the registration of 330,000,000 shares of its common stock.

/s/    Ernst & Young LLP

Atlanta, Georgia

April 29, 2004